Exhibit 99.1

NEWS RELEASE

Contact:	Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Eric R. Slusser
Executive Vice President and Chief Financial Officer
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2008 THIRD QUARTER EARNINGS

ST. LOUIS, MISSOURI (October 28, 2008) -- Centene Corporation (NYSE: CNC) today announced its net earnings from continuing operations for the quarter ended September 30, 2008 were $18.3 million, or $0.41 per diluted share, compared to $16.5 million, or $0.37 per diluted share in the 2007 third quarter.  The current quarter results include a loss on investments of $5.2 million pre-tax, or $0.07 per diluted share.  Excluding this loss, net earnings were $0.48 per diluted share.  Unless specifically noted, the discussions below are in the context of continuing operations and all financial ratios are calculated using revenues excluding premium taxes and investment income.

Third Quarter Highlights

•	Quarter-end Medicaid Managed Care membership of 1.2 million.

•	Revenues of $897.1 million, or $873.5 million net of premium taxes, an 19.8% increase over the 2007 third quarter.

•	Health Benefits Ratio (HBR), which reflects medical costs as a percent of premium revenues, of 82.4%, compared to 83.4% in the 2007 third quarter.

•	General and administrative (G&A) expense ratio of 14.0%, compared to 13.7% in the 2007 third quarter.

•	Cash flow from operations of $39.8 million.

•	Days in claims payable of 49.6.

Other Events

•	Received notification of a ruling by the Eighth Circuit of The United States Court of Appeals upholding the dismissal of a Consolidated Class Action Lawsuit.

•	Stock repurchase program extended through October 31, 2009. Repurchased 245,740 shares of our common stock during the third quarter for approximately $5 million.

•	Completed the previously announced acquisition of Celtic Insurance Company, or Celtic, a health insurance carrier focused on the individual health insurance market, effective July 1, 2008.

•	Commenced a new acute care contract in the Yavapai Service Area of Arizona, effective October 1, 2008.

•	Appointed Donald G. Imholz as Senior Vice President and Chief Information Officer.

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We are pleased with the continued progress that our results show this quarter.  It is gratifying to see the operating traction that our team has gained over the past two quarters and we are working hard to ensure that this positive momentum will be maintained in 2009 and beyond,” concluded Neidorff.

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 2

The following table depicts membership in Centene’s managed care organizations, by state, at September 30, 2008 and 2007:

	2008	2007
Georgia	283,900	286,200
Indiana	172,400	156,300
New Jersey	54,900	58,300
Ohio	132,500	127,500
South Carolina(a)	26,600	29,300
Texas	436,900	347,000
Wisconsin	122,500	132,700
Total	1,229,700	1,137,300

(a) Reflects the conversion of South Carolina membership from non-risk in 2007 to full risk in 2008.

The following table depicts membership in Centene’s managed care organizations, by member category, at September 30, 2008 and 2007:

	2008		2007
Medicaid	887,700		841,600
SCHIP/Foster Care	271,700		223,500
SSI/Medicare	70,300		72,200
Total	1,229,700	(a)	1,137,300	(b)

(a) 1,226,000 at-risk; 3,700 ASO
(b) 1,104,700 at-risk; 32,600 ASO

Statement of Operations

•
For the 2008 third quarter, revenues, net of premium taxes, increased 19.8% to $873.5 million from $729.2 million in the 2007 third quarter.  The increase was primarily driven by membership growth, especially related to the new Foster Care contract in Texas, premium rate increases and the recent acquisition of Celtic which closed on July 1, 2008.

•
The consolidated HBR, which reflects medical costs as a percent of premium revenues, was 82.4%, a decrease from 83.4% in the 2007 third quarter.  The decrease is primarily due to overall increased premium yield, a moderating medical cost trend and the acquisition of Celtic.  Sequentially, our consolidated HBR decreased from 83.3% in the 2008 second quarter to 82.4% due to the medical management efforts in Ohio, moderating medical cost trends and the affect of the acquisition of Celtic, which operates at a lower HBR than our existing business.

•
Consolidated G&A expense as a percent of premium and service revenues was 14.0% in the third quarter of 2008, an increase from 13.7% in the third quarter of 2007.  The increase was due to the acquisition of Celtic which operates at a higher G&A ratio.

•
Other income in the third quarter included a loss on investments of $5.2 million, or $0.07 per diluted share.  As previously disclosed in an October 14, 2008 press release and 8-K filing, the loss was primarily due to investments in the Reserve Primary money market fund whose Net Asset Value fell below $1.00 per share due to its holdings of securities by Lehman Brothers Holdings, Inc.  The impairment losses represent less than 1% of Centene’s investment portfolio as of September 30, 2008.  While the ultimate amount of loss may change, we currently expect to recover 95% of our investment in the Reserve Primary fund and have more than sufficient liquidity to fund our operations in the near term.

•	Earnings per diluted share from continuing operations were $0.41, or $0.48 excluding the previously mentioned loss on investments, compared to $0.37 in the 2007 third quarter.

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 3

Balance Sheet and Cash Flow

At September 30, 2008, the Company had cash and investments of $754.8 million, including $728.0 million held by its regulated entities and $26.8 million held by its unregulated entities.  Medical claims liabilities totaled $379.8 million, representing 49.6 days in claims payable, an increase of 0.5 days from September 30, 2007 and an increase of 1.1 days from June 30, 2008.  Total debt was $250.0 million and debt to capitalization was 34.4%.  Year to date cash flow from operations was $126.5 million.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, June 30, 2008	48.5
Celtic Acquisition	0.8
Other	0.3
Days in claims payable, September 30, 2008	49.6

Outlook

The table below depicts the Company’s annual guidance for 2008:

Full Year 2008
	Low	High
Revenue (in millions)[1]	$ 3,390	$ 3,410
Earnings per diluted share	$ 1.87	$ 1.92
____________________________________
[1] Revenue net of premium tax

Eric R. Slusser, Centene's Chief Financial Officer, stated, "Despite the effects of the $0.07 loss on investments in the third quarter, Centene will not revise the lower end of its previous 2008 earnings per diluted share guidance range.  We are tightening the previous range and currently expect 2008 EPS to range from $1.87 to $1.92 and revenue guidance of $3.39 to $3.41 billion, net of premium taxes.  We continue to expect the 2008 consolidated HBR to range from 82% to 84%.”

Stock Repurchase Authorization

On October 27, 2008, the Company’s Board of Directors extended the expiration date of the Company’s stock repurchase program to October 31, 2009.  The program would have expired October 31, 2008.  The program authorizes the repurchase of up to 4,000,000 shares of the Company’s common stock from time to time on the open market or through privately negotiated transactions.

Conference Call

As previously announced, the Company will host a conference call Tuesday, October 28, 2008, at 8:30 A.M. (Eastern Time) to review the financial results for the third quarter ended September 30, 2008, and to discuss its business outlook.  Michael F. Neidorff and Eric R. Slusser will host the conference call.  Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on November 11, 2008 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 63471844.

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 4

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently.  Specifically, the Company has presented diluted earnings per share for the third quarter of 2008 excluding the effects of a $0.07 loss on investments recorded in the quarter.

The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core business operations.  Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information.  The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the State Children’s Health Insurance Program (SCHIP), Foster Care, Supplemental Security Income (SSI) and Medicare (Special Needs Plans). The Company operates health plans in Arizona, Georgia, Indiana, New Jersey, Ohio, South Carolina, Texas and Wisconsin. In addition, the Company contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, individual health insurance, life and health management, long-term care, managed vision, nurse triage, pharmacy benefits management and treatment compliance.
  Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company's estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2008	December 31, 2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$275,284	$268,584
Premium and related receivables	150,351	90,072
Short-term investments, at fair value (amortized cost $160,199 and $46,392, respectively)	160,376	46,269
Other current assets	48,109	41,414
Total current assets	634,120	446,339
Long-term investments, at fair value (amortized cost $288,140 and $314,681, respectively)	288,212	317,041
Restricted deposits, at fair value (amortized cost $30,630 and $27,056, respectively)	30,919	27,301
Property, software and equipment, net of accumulated depreciation of $68,834 and $54,584, respectively	170,038	138,139
Goodwill	167,008	141,030
Other intangible assets, net	19,886	13,205
Other assets	47,870	36,067
Total assets	$1,358,053	$1,119,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$379,845	$335,856
Accounts payable and accrued expenses	200,766	105,096
Unearned revenue	15,623	44,016
Current portion of long-term debt	276	971
Current liabilities of discontinued operations	255	861
Total current liabilities	596,765	486,800
Long-term debt	249,697	206,406
Other liabilities	34,017	10,869
Total liabilities	880,479	704,075
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,159,927 and 43,667,837 shares, respectively	43	44
Additional paid-in capital	223,369	221,693
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	349	1,571
Retained earnings	253,813	191,739
Total stockholders’ equity	477,574	415,047
Total liabilities and stockholders’ equity	$1,358,053	$1,119,122

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 6

 CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Premium	$855,505	$709,455	$2,448,392	$2,022,123
Premium tax	23,670	20,737	68,493	58,427
Service	17,962	19,696	56,958	61,303
Total revenues	897,137	749,888	2,573,843	2,141,853
Operating expenses:
Medical costs	704,731	591,383	2,028,939	1,695,049
Cost of services	12,854	13,622	43,467	45,922
General and administrative expenses	122,627	100,235	335,109	288,709
Premium tax	24,057	20,737	68,880	58,427
Total operating expenses	864,269	725,977	2,476,395	2,088,107
Earnings from operations	32,868	23,911	97,448	53,746
Other income (expense):
Investment and other income	2,165	6,352	15,534	18,957
Interest expense	(4,377)	(4,171)	(12,436)	(11,516)
Earnings before income taxes	30,656	26,092	100,546	61,187
Income tax expense	12,395	9,628	38,709	22,951
Net earnings from continuing operations	18,261	16,464	61,837	38,236
Discontinued operations, net of income tax (benefit) expense of $(8), $(323), $145 and $(32,520), respectively	(13)	(528)	237	33,693
Net earnings	$18,248	$15,936	$62,074	$71,929

Net earnings per share:
Basic:
Continuing operations	$0.42	$0.38	$1.43	$0.88
Discontinued operations	—	(0.01)	—	0.77
Basic earnings per common share	$0.42	$0.37	$1.43	$1.65
Diluted:
Continuing operations	$0.41	$0.37	$1.39	$0.85
Discontinued operations	—	(0.01)	—	0.75
Diluted earnings per common share	$0.41	$0.36	$1.39	$1.61

Weighted average number of shares outstanding:
Basic	43,232,941	43,532,832	43,381,819	43,528,201
Diluted	44,530,347	44,628,560	44,541,424	44,787,981

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 7

 CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2008	2007
	(Unaudited)

Cash flows from operating activities:
Net earnings	$62,074	$71,929
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	26,018	20,381
Stock compensation expense	11,576	11,753
Deferred income taxes	13,987	(859)
Loss on sale of investments, net	4,923	161
Gain on sale of FirstGuard Missouri	—	(7,472)
Changes in assets and liabilities —
Premium and related receivables	(50,797)	6,855
Other current assets	(6,422)	(15,540)
Other assets	(713)	(934)
Medical claims liabilities	28,109	36,312
Unearned revenue	(37,931)	10,680
Accounts payable and accrued expenses	74,723	27,981
Other operating activities	967	3,505
Net cash provided by operating activities	126,514	164,752
Cash flows from investing activities:
Purchases of property, software and equipment	(52,588)	(41,774)
Purchases of investments	(372,221)	(464,378)
Sales and maturities of investments	356,367	341,450
Proceeds from asset sales	—	14,102
Investments in acquisitions and equity method investee, net of cash acquired	(83,509)	(26,425)
Net cash used in investing activities	(151,951)	(177,025)
Cash flows from financing activities:
Proceeds from exercise of stock options	4,770	3,737
Proceeds from borrowings	152,005	202,000
Payments of long-term debt	(109,410)	(176,729)
Excess tax benefits from stock compensation	3,016	1,028
Common stock repurchases	(18,244)	(8,581)
Debt issue costs	—	(5,181)
Net cash provided by financing activities	32,137	16,274
Net increase (decrease) in cash and cash equivalents	6,700	4,001
Cash and cash equivalents, beginning of period	268,584	271,047
Cash and cash equivalents, end of period	$275,284	$275,048

Supplemental cash flow information:
Interest paid	$8,467	$4,480
Income taxes paid	$28,370	$6,965

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 8

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q3	Q2	Q1	Q4	Q3
	2008	2008	2008	2007	2007
MEMBERSHIP
Managed Care:
Georgia	283,900	278,800	282,700	287,900	286,200
Indiana	172,400	161,700	161,300	154,600	156,300
New Jersey	54,900	55,100	56,500	57,300	58,300
Ohio	132,500	137,300	131,100	128,700	127,500
South Carolina	26,600	22,500	29,300	31,800	29,300
Texas	436,900	427,200	369,000	354,400	347,000
Wisconsin	122,500	124,800	126,900	131,900	132,700
TOTAL	1,229,700	1,207,400	1,156,800	1,146,600	1,137,300

Medicaid	887,700	866,700	862,900	848,100	841,600
SCHIP & Foster Care	271,700	267,000	216,000	224,400	223,500
SSI & Medicare	70,300	73,700	77,900	74,100	72,200
TOTAL	1,229,700	1,207,400	1,156,800	1,146,600	1,137,300

Specialty Services(a):
Arizona	102,400	99,400	97,900	99,900	99,000
Kansas	40,100	40,000	39,400	39,000	35,600
TOTAL	142,500	139,400	137,300	138,900	134,600

(a) Includes behavioral health contracts only.

REVENUE PER MEMBER(b)	$213.95	$214.63	$215.35	$210.34	$201.05

CLAIMS(b)
Period-end inventory	321,200	336,900	393,700	312,700	265,400
Average inventory	317,100	244,800	281,600	288,700	319,900
Period-end inventory per member	0.26	0.28	0.34	0.28	0.24

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

Centene Corporation Reports 2008 Third Quarter Results October 28, 2008 / Page 9

	Q3	Q2	Q1	Q4	Q3
	2008	2008	2008	2007	2007

DAYS IN CLAIMS PAYABLE (c)	49.6	48.5	49.3	49.1	49.1
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$728.0	$680.9	$651.1	$626.2	$593.6
Unregulated	26.8	29.0	25.8	33.0	45.9
TOTAL	$754.8	$709.9	$676.9	$659.2	$639.5

DEBT TO CAPITALIZATION (d)	34.4%	32.6%	32.8%	33.3%	33.1%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + equity).

OPERATING RATIOS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Health Benefits Ratios
Medicaid and SCHIP	81.3%	81.3%	80.9%	82.9%
SSI and Medicare	89.7	92.4	92.3	90.8
Specialty Services	79.5	82.2	82.7	79.4
Total	82.4	83.4	82.9	83.8

General & Administrative Expense Ratio	14.0%	13.7%	13.4%	13.9%

MEDICAL CLAIMS LIABILITIES (In thousands)
Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, September 30, 2007	$315,3111
Acquisitions	15,398
Incurred related to:
Current period	2,665,373
Prior period	(6,997)
Total incurred	2,658,376
Paid related to:
Current period	2,304,281
Prior period	304,959
Total paid	2,609,240
Balance, September 30, 2008	$379,845

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.